Exhibit 99.1

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

DMY TECHNOLOGY GROUP, INC. IV

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harry L. You and Niccolo de Masi (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies, to vote all of the shares of Common Stock of dMY Technology Group, Inc. IV (the “Company” or “dMY”), a Delaware corporation, that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held on [●], 2021 at [●] p.m. virtually, at [●] (the “Special Meeting”), and at any adjournments and/or postponements thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, signed and dated on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held on [●], 2021.

This notice of Special Meeting and the accompanying Proxy Statement are available at:

[●]

DMY TECHNOLOGY GROUP, INC. IV — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS	Please mark vote as indicated in this example

Proposal No. 1 — The Business Combination Proposal—to consider and vote upon a proposal to approve the agreement and plan of merger, dated as of July 7, 2021 (as may be amended and/or restated from time to time, the “Merger Agreement”), by and among dMY IV; Photon Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of dMY IV (“First Merger Sub”); Photon Merger Sub Two, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of dMY IV (“Second Merger Sub”); and Planet Labs Inc., a Delaware corporation (“Planet”); and the transactions contemplated thereby, pursuant to which First Merger Sub will merge with and into Planet (the “First Merger”) with Planet (the “Surviving Corporation”) surviving the merger as a wholly owned subsidiary of dMY IV, and, unless Planet elects otherwise, immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and together with the First Merger, the “Business Combination” and such proposal, the “Business Combination Proposal”), with Second Merger Sub surviving the merger as a wholly owned subsidiary of dMY IV;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — The Charter Proposal — (b) Proposal No. 2 (A) — (B) —The Charter Proposals—to consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the new certificate of incorporation of dMY IV, as follows:

•  Proposal No. 2 (A) — A proposal to approve and adopt the second amended and restated certificate of incorporation of dMY IV (the “Proposed Charter”, which will replace dMY IV’s amended and restated certificate of incorporation, dated March 4, 2021 (the “Current Charter”) and will be in effect upon the closing of the Business Combination (the “Closing”) (we refer to such proposal as “Charter Proposal A”); and

•  Proposal No. 2 (B) — A proposal to (i) approve and adopt an amendment to the Proposed Charter to increase the number of authorized shares of dMY IV Class A common stock from 380,000,000 shares to 570,000,000 shares of New Planet Class A common stock and the total number of authorized shares from 401,000,000 shares to 631,500,000 shares and (ii) to provide that the number of authorized shares of any class of common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL, which, if approved, will both be in effect upon the Closing (we refer to such proposal as “Charter Proposal B” and along with Charter Proposal A, the “Charter Proposals”.)

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — The Advisory Charter Proposals — to consider and vote upon separate proposals to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the SEC as eight separate sub-proposals (we refer to such proposals as the “Advisory Charter Proposals”);

Advisory Charter Proposal A — Under the Proposed Charter, New Planet (as defined in the proxy statement/prospectus) will be authorized to issue 631,500,000 shares of capital stock (or 441,500,000 shares of capital stock in the event Charter Proposal B does not pass), consisting of (i) 570,000,000 shares of New Planet Class A common stock (or 380,000,000 shares of New Planet Class A common stock in the event Charter Proposal B does not pass), par value $0.0001 per share, (ii) 30,000,000 shares of New Planet Class B common stock (assuming the holders of dMY IV Class B common stock approve such increase), par value $0.0001 per share, (iii) 30,000,000 shares of New Planet Class C common stock, par value $0.0001 per share, and (iv) 1,500,000 shares of New Planet preferred stock, par value $0.0001 per share, as opposed to the Current Charter authorizing dMY IV to issue 401,000,000 shares of capital stock, consisting of (a) 400,000,000 shares of common stock, including 380,000,000 shares of Class A common stock, par value $0.0001 per share, and 20,000,000 shares of Class B common stock, par value $0.0001 per share, and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Charter Proposal B — Under the Proposed Charter, holders of shares of New Planet Class A common stock will be entitled to cast one vote per share of New Planet Class A common stock and holders of shares of New Planet Class B common stock will be entitled (prior to the Sunset Date, as defined in the proxy statement/prospectus) to cast 20 votes per share of New Planet Class B common stock on each matter properly submitted to New Planet’s stockholders entitled to vote, as opposed to, under the Current Charter, each share of dMY IV Class A common stock and dMY IV Class B common stock being entitled to one vote per share on each matter properly submitted to dMY IV’s stockholders entitled to vote;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Charter Proposal C — Under the Proposed Charter, until the Sunset Date (as defined in the proxy statement/prospectus), any actions required to be taken or permitted to be taken by the stockholders of New Planet Class A common stock and New Planet Class B common stock may be taken by written consent signed by the stockholders of New Planet having not less than the minimum number of votes that would be necessary to authorize such action at a meeting, as opposed to, under the Current Charter, the lack of ability of holders of shares of dMY IV common stock to take stockholder action by written consent;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Charter Proposal D — In addition to any vote required by applicable law, heightened standards for amendments of certain provisions in the Proposed Charter relating to: (i) designations, powers, privileges and rights, and the qualifications, limitations or restrictions in respect of each class of capital stock of New Planet, (ii) classification and election of the New Planet Board, (iii) actions taken by the stockholders of New Planet, (iv) exculpation of personal liability of a director of New Planet, (v) business combination with an interested stockholder, (vi) indemnification of persons serving as directors or officers of New Planet, (vii) forum for certain legal actions, (viii) mergers or consolidations that would result in New Planet no longer being a public benefit corporation with identical charter provisions identifying the public benefit(s), (ix) competition and corporate opportunities and (x) amendment to the Proposed Charter;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Charter Proposal E — Under the Proposed Charter, New Planet will no longer be governed by Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) and, instead, the Proposed Charter will include a provision that is substantially similar to Section 203 of the DGCL, but excludes certain parties’ from the definition of “interested stockholder,” and will make certain related changes; however, New Planet’s election to opt out of Section 203 of the DGCL will take effect twelve months following the date the Proposed Charter is filed and, during this twelve-month waiting period immediately following the filing of the Proposed Charter, the Section 203 restrictions on business combinations will continue to apply;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Charter Proposal F — The Proposed Charter will also include a provision with respect to corporate opportunities, that will provide that each “Identified Person” is not subject to the doctrine of corporate opportunity and does not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as New Planet or any of its subsidiaries, subject to certain limited exceptions;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Charter Proposal G — The Proposed Charter designates New Planet as a public benefit corporation and identifies its public benefit as to accelerate humanity toward a more sustainable, secure and prosperous world by illuminating environmental and social change as opposed to the Current Charter, which provides that dMY IV’s purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL; and

FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Charter Proposal H — The directors of New Planet will be classified into three classes, with each class consisting, as nearly as may be possible, of one third of the total number of directors constituting the whole board. Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, (i) until the last applicable Sunset Date, a director may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of New Planet entitled to vote at an election of directors and (ii) following the last applicable Sunset Date, a director may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of all of the then outstanding shares of voting stock of New Planet entitled to vote at an election of directors.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal and the Charter Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the NYSE, the issuance of (x) shares of dMY IV common stock pursuant to the terms of the Merger Agreement and (y) shares of dMY IV Class A common stock to certain institutional investors and individuals (the “PIPE Investors”) in connection with the Private Placement (as defined in the proxy statement/prospectus), plus any additional shares pursuant to subscription agreements we may enter into prior to Closing (we refer to this proposal as the “Stock Issuance Proposal”);

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Charter Proposal and the Stock Issuance Proposal are approved and adopted, the New Planet 2021 Incentive Award Plan (the “Incentive Plan”), a copy of which is attached to the proxy statement/prospectus as Annex D, including the authorization of the initial share reserve under the Incentive Plan (we refer to this proposal as the “Incentive Plan Proposal”);

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 — The ESPP Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Charter Proposal, the Stock Issuance Proposal and the Incentive Plan Proposal are approved and adopted, the New Planet 2021 Employee Stock Purchase Plan (the “ESPP”), a copy of which is attached to the proxy statement/prospectus as Annex E, including the authorization of the initial share reserve under the ESPP (we refer to this proposal as the “ESPP Proposal”);

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the Business Combination Proposal, the Charter Proposal, the Stock Issuance Proposal, the Incentive Plan Proposal and the ESPP Proposal would not be duly approved and adopted by our stockholders or we determine that one or more of the Closing conditions under the Merger Agreement is not satisfied or waived.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2021

Signature

(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR all proposals. If any other matters properly come before the Special Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.